EXHIBIT 4.5


THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAW OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL SATISFACTORY TO THE BORROWER THAT SUCH REGISTRATION IS NOT REQUIRED.

Date of Issuance                                                  Void after
April 1, 2003                                                     April 1, 2008


                              GENDER SCIENCES, INC.
                              ---------------------
                   WARRANT TO PURCHASE SHARES OF COMMON STOCK
                   ------------------------------------------

         THIS CERTIFIES that, for value received, KIRLIN SECURITIES, INC. (such person or entity and any successor and assign being hereinafter referred to as the `Holder") is entitled to subscribe for and purchase from GENDER SCIENCES, INC., a New Jersey corporation (hereinafter called the "Company"), Fifty Thousand (50,000) shares of Common Stock, (the "Common Stock"), of the Company (such shares to be subject to adjustment in accordance with Section 4 hereof, hereinafter sometimes called the "Shares") at an exercise price of Three Dollars ($3.00) per share as adjusted in accordance with Section 4 hereof (the "Exercise Price'), at any time or from time to time from the date hereof to and including April 1, 2008 (the "Exercise Period").

         1.       Exercise.
                  --------

                  (i) While this Warrant remains outstanding and exercisable in accordance with the terms hereof, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

                           (a) the surrender of the Warrant, together with a duly executed copy of the Notice of Exercise attached hereto, to the Secretary of the Company at its principal office (or at such other place as the Company shall notify the Holder in writing); and

                           (b) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

                  (ii) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 1(i) above. At such time, the person or persons in whose name or names any certificates for the Shares shall be issuable upon such exercise as provided in
Section 1(iii) below shall be deemed to have become the holder or holders of record of the Shares represented by such certificates.

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                  (iii)    As soon as practicable after the exercise of this
Warrant in whole or in part, and in any event within twenty (20) days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

                           (a) a certificate or certificates for the number of Shares to which such Holder shall be entitled, and

                           (b) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Shares equal (without giving effect to any adjustment therein) to the number of such Shares called for on the face of this Warrant minus the number of such Shares purchased by the Holder upon such exercise as provided in
                  Section 1(i) above.

         2.       Covenants of the Company.
                  ------------------------

                  (i) Notice of Record Date. In the event of any taking by the Company of a record of the holder(s) of Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a case dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

                  (ii) Covenants as to Exercise Shares. The Company covenants and agrees that all Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

                  (iii) No Impairment. Except and to the extent as waived or consented to by the Holder, the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

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         3.       Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

                  (i) Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price payable per share, but the aggregate Exercise Price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 4(i) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

                  (ii) Reclassification and Consolidation. In the case of any reclassification or change in the Shares of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 4(i) above), then, as a condition of such reclassification or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification or change by a holder of the same number of Shares as were purchasable by the Holder immediately prior to such reclassification or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price per Share payable hereunder, provided the aggregate Exercise Price shall remain the same.

                  (iii) Adjustment for Reorganization, Merger. In case of any reorganization of the Company (or any other corporation, the securities of which are at the time receivable on the exercise of this Warrant) after the date hereof, or in case after such date the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, the Holder of this Warrant upon the exercise as provided in Section 1 above at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of this Warrant prior to such consummation, the securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto; in each such case, the terms of this Warrant shall be applicable to the securities or property received upon the exercise of this Warrant after such consummation.

                  (iv) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Warrant Price, the Company shall promptly notify the Holder of such event and of the number of Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

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         4.       Investment Representations; Indemnification. The Holder agrees and acknowledges the Warrant is being acquired for its own account, for investment purposes only, that it either has a prior personal or business relationship with the officers, directors or controlling persons, or by reason of its business or financial experience, or the business or financial experience of its professional advisors who are unaffiliated with and not compensated by the Company, could be reasonably assumed to have the capacity to protect its own interests in connection with the Warrant. Holder further represents, warrants and agrees that Holder will not sell, hypothecate or otherwise transfer this Warrant except in accordance with the Securities Act of 1933, as amended (the "Securities Act"), applicable state securities laws and the terms hereof. The Holder hereby agrees to indemnify and hold harmless the Company, its representatives and each officer, director, agent, and legal counsel thereof from and against any and all loss, damage or liability (including all attorneys' fees and costs incurred in enforcing this indemnity provision) due to or arising out of (a) the inaccuracy of any representation or the breach of any warranty of the Holder contained in, or any other breach of, this Warrant, (b) any transfer of any of this Warrant or the Shares in violation of the Securities Act, the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated under either of such acts, (c) any transfer of this Warrant or any of the Shares not in accordance with this Warrant or (d) any untrue statement or omission to state any material fact in connection with the investment representations.

         5. Registration Rights. Holder shall execute a counterpart signature page to the Company's Amended and Restated Registration Rights Agreement. Pursuant to such agreement Holder shall, with respect to the Shares, be entitled to unlimited piggyback registration rights on registrations of the Company, subject to the right of any underwriter retained by the Company to limit the number of shares covered by any such registration.

         6. No Fractional Shares or Scrip. The Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, nor shall it be required to issue script or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated.

         7. No Shareholder Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a shareholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and such Holder shall not be entitled to any shareholder notice or other communication concerning the business or affairs of the Company.

         8. Transfer of Warrant. Subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder are transferable in whole or in part by the Holder to any person or entity upon written notice to the Company. Within a reasonable time after the Company's receipt of an executed Assignment Form in the form attached hereto, the transfer shall be recorded on the books and be reflected on the capitalization table of

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the Company upon the surrender of this Warrant, properly endorsed, to the
Company at its principal offices, and the payment to the Company of all transfer taxes and other governmental changes imposed on such transfer. In the event of a partial transfer, the Company shall issue to the new holders one or more appropriate new warrants.

         9. Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the holder hereof and their respective successors and assigns.

         10. Notices. All notices under this Warrant shall be in writing and shall be deemed to have been given (a) upon receipt, when delivered by hand or by electronic facsimile transmission, or (b) upon actual delivery by overnight courier, or (c) three days after mailing by regular first-class mail or certified mail return receipt requested, addressed to each party at the addresses indicated below their signatures below or at such other address as such party may designate by ten (10) business days' advance written notice to the other party.

         11. Amendments and Waivers. This Warrant may be amended, and the observance of any term hereof may be waived, pursuant to a written agreement executed by the parties hereto.

         12. Governing Law. This Warrant and all acts and transactions hereunder and all rights and obligations of Holder and Company shall be governed by the internal laws (and not the conflict of laws rules) of the State of Delaware.

         13. General. Should any provision of this Warrant be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Warrant, which shall continue in full force and effect. This Warrant and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between Company and Holder and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Warrant. There are no oral understandings, representations or agreements between the parties which are not set forth in this Warrant or in other written agreements signed by the parties in connection herewith. This Warrant may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one agreement. Each of the counterparts may be signed and transmitted by facsimile with the same validity as if it were an original document, provided the original thereof thereafter is delivered.

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         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by a duly authorized officer and to be dated as of the date first above written.


"Company"                              GENDER SCIENCES, INC.

                                       By:___/s/________________________________

                                       Print Name:______________________________

                                       Title:___________________________________

                                       Address:
                                       10 West Forest Avenue
                                       Englewood, NJ 07631


"Holder"                               KIRLIN SECURITIES, INC.

                                       By:___/s/________________________________

                                       Print Name:______________________________

                                       Title:___________________________________

                                       Address:
                                       6901 Jericho Turnpike
                                       Syosset, NY 11791

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                                FORM OF EXERCISE
                                ----------------


[To be signed only upon exercise of the Warrant]


         THE UNDERSIGNED, the Holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ________________ shares of Common Stock of Gender Sciences, Inc. and herewith tenders payment of $______________ in full payment of the exercise price for such shares, and requests that the certificates for such shares be issued in the name of, and delivered to, _________________________ whose address is ______________________________________

Dated:

________________________________       _________________________________________
                                       (Signature)



                                       _________________________________________


                                       _________________________________________
                                       (Address)


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                                 ASSIGNMENT FORM
                                 ---------------


         (To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

         For Value Received, the foregoing Warrant and all rights evidenced thereby are hereby assigned to:

Name: __________________________________________________________________________
                                  (Please Print)

Address: _______________________________________________________________________
                                  (Please Print)

Dated:_____________________

Holder's
Signature: _____________________________________


Holder's
Signature: _____________________________________


NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence or authority to assign the foregoing Warrant.


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